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                                                                      EXHIBIT 8

                           PRIMESOURCE SURGICAL, INC.
                         NOTICE OF GRANT OF STOCK OPTION

                  Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of PrimeSource Surgical, Inc. (the "Corporation", f/k/a Tucson Medical Corporation):

                  OPTIONEE:  GE Capital Equity Investments, Inc.

                  GRANT DATE:  July 1, 2000

                  VESTING COMMENCEMENT DATE:  July 1, 2000

                  EXERCISE PRICE:  $1.75 per share

                  NUMBER OF OPTION SHARES:  5000 shares of Common Stock

                  EXPIRATION DATE:  June 30, 2010

                  TYPE OF OPTION:         Incentive Stock Option
                                       ---
                                        X Non-Statutory Stock Option
                                       ---
                  DATE EXERCISABLE:  Immediately Exercisable

                  VESTING SCHEDULE: The Option Shares shall be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, (i) twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service as a Director of the Corporation measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service as a Director of the Corporation over the thirty-six (36)-month period measured from the first anniversary of the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service as a Director of the Corporation.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the PrimeSource Surgical 1997 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.


                                  Exhibit 8-1

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                  Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

                  REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

                  NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

                  DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: JULY 1, 2000

                           PRIMESOURCE SURGICAL, INC.

                                /s/ Michael K. Bayley
                           ----------------------------------------------------
                           By:      Michael K. Bayley
                           Title:   Chief Financial and Administrative Officer


                       GE CAPITAL EQUITY INVESTMENTS, INC.

                                  /s/ David Gibbs
                           ----------------------------------------------------
                           By:        David Gibbs
                           Title:     Vice President
                           Address:   120 Long Ridge Road
                                      Stamford Connecticut  06927
ATTACHMENTS
EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B - STOCK PURCHASE AGREEMENT
EXHIBIT C - 1997 STOCK OPTION/STOCK ISSUANCE PLAN


                                  Exhibit 8-2